EXHIBIT 10.48

LEASE AMENDMENT

This First Amendment to Lease (“Agreement” is made and entered into as of February 7, 2005, by and between Glenborough Fund IX, LLC, a Delaware limited liability company, (“Landlord”) and Northwest Power Management, Inc., a Washington corporation (“Tenant”).

R E C I T A L S

This Agreement is made with reference to the following facts and objectives:

A.            By Lease and Addendum to Lease by and between Landlord and Tenant dated as of March 29, 2004, (together, the “Lease”) Tenant leased the Premises depicted in Exhibit “A” to the Lease, demised in Section 1. of the Lease, and described in Sections 2.13. and 2.14. of the lease as Suite 283 deemed to contain approximately 1,966 square feet of Rentable Area in the Building located at 3900 Paradise Road, Las Vegas, Nevada 89109, in the Project known as Citibank Park Office in the Complex known as Citibank Park.

B.            Landlord and Tenant desire to expand the premises and to otherwise modify and amend the Lease, on and subject to the terms, covenants, and conditions set forth below.

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

A G R E E M E N T

1.             Effective as of April 15, 2005, (the “Effective Date”) Tenant shall lease and expand into Suite 266, which is depicted on Exhibit “A” attached hereto and made a part hereof.

2.             Also as of the Effective Date, the following modifications and amendments shall be made to the Lease:

•      Section 2.13. of the lease shall be modified and amended to add Suite 266 to the list of Suites constituting the Premises and to specify that Suite 266 is deemed to contain approximately 1,399 square feet of Rentable Area.

•      Section 2.6. of the Lease shall be modified and amended to specify that the Expiration Date for Suite 283 shall remain June 30, 2007, but that Suite 266 shall have a separate, non-coterminous Expiration Date of April 30, 2006.

•      Exhibit “A” to this Agreement depicting Suite 266 shall be added to the existing Exhibit “A” to the Lease so that the entirety of the Premises is depicted by the two (2) pages thereafter comprising Exhibit “A.”

•      Section 2.19. of the Lease shall be modified and amended to add that Tenant’s Proportionate Share for Suite 266 only shall be 1.65%, with no change to the Tenant’s Proportionate Share for Suite 283.

•      Section 2.3. of the Lease shall be modified and amended to add 2005 as the Base Year for Suite 266, with no change to the Base Year for Suite 283.

•      Sections 2.2. and 2.10. of the Lease shall be modified and amended to add the following schedule of Monthly Installments of Base Rent for Suite 266 only (the schedule for Suite 283 shall remain unchanged):

Suite 266 Only:

April 15, 2005        through  April 31, 2006,     $2,728.05/month

3.             Suite 266 shall be delivered to Tenant without reconfiguration or remodeling, but in vacant, clean (pursuant to Building Standard periodic janitorial services) condition, “as-is.”

4.             All other terms, covenants, and conditions of the Lease shall remain in full force and effect.

This Agreement modifies and amends the Lease. To the extent there are any inconsistencies between this Agreement and the Lease, the terms, covenants, and conditions of this Agreement shall govern. Capitalized terms not defined herein are defined in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

LANDLORD:
GLENBOROUGH FUND IX, LLC
A Delaware limited liability company
By:	GRT IX, Inc.
a Delaware corporation
Its Managing Member
By:
Its Vice President

TENANT:
NORTHWEST POWER MANAGEMENT, INC.
a Washington corporation
By:	\Steven Z. Strasser\
Its President